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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No. 33-63832,
No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, and No. 333-39089) of
McDermott International, Inc. and Registration Statement (Form S-3 No. 33-54940) of McDermott Incorporated and in the related Prospectuses of our report dated May 19, 1998 with respect to the consolidated financial statements of McDermott International, Inc. included in this Transition Report (Form 10-K) for the period ended December 31, 1999.



                                             ERNST & YOUNG LLP


New Orleans, Louisiana
March 24, 2000